EXHIBIT 6

October 20, 2014

Certified Mail Return Receipt Requested and Overnight Delivery

Mr. Peter J. Ressler, Corporate Secretary
Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA  17111-0999

Re:           Notice of Intent to Nominate Directors and Submit Nominees for Election

Dear Sir:

This letter constitutes a notice of intent by John W. Palmer to nominate two persons for election as directors of Metro Bancorp, Inc. (the “Company”) at the 2015 Annual Meeting of Shareholders of the Company, and to submit these nominees for election at such Annual Meeting.  This notice is being provided to you pursuant to Section 8.1 of Article 8 of the Company’s Bylaws, as amended, effective October 8, 2014, and will be resubmitted within the timeframe specified in the Bylaws.

I, John Palmer, hereby certify to the Company that I am entitled to vote and own of record 250 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”).  I may be deemed to be entitled to vote and beneficially own an additional 1,242,929 shares of the Common Stock as part of the PL Capital Group (as defined herein), or 8.8% of the total shares outstanding, as detailed in Appendix B hereto.

By the fact of Mr. Palmer’s submission of this notice of intent to nominate and submit his nominees for election, it is his understanding that the Company will now generally be obligated under the federal securities laws to file a preliminary proxy statement and form of proxy with the United States Securities and Exchange Commission to allow the Commission time to review and comment on such proxy materials.

Mr. Palmer hereby notifies the Company pursuant to Section 8.1 of Article 8 of the Company’s Bylaws that he intends to nominate Mr. Richard J. Lashley and Mr. William A. Houlihan for election to the Board of Directors of the Company at the 2015 Annual Meeting of Shareholders of the Company.  Enclosed is the written consent of Mr. Lashley and Mr. Houlihan to be named in the proxy statement of Mr. Palmer and the PL Capital Group and to serve as directors of the Company, if elected.  Mr. Palmer represents (1) that he is the beneficial owner of Common Stock entitled to vote at the 2015 Annual Meeting of Shareholders and he intends to appear (or will direct a qualified representative to appear) in person or by proxy at such meeting to nominate Mr. Lashley and Mr. Houlihan; and (2) that he and the PL Capital Group intend to deliver a proxy statement and form of WHITE proxy card to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominees.

Set forth below is certain information, including that required by Section 8.1 of Article 8 of the Company’s Bylaws.  The information set forth below responds fully to all of the requirements of Section 8.1 of Article 8 of the Company’s Bylaws.

(1)           As to proposed nominees—Mr. Richard J. Lashley and Mr. William A. Houlihan:

A.           Name, Age, Business Address and Residence Address

Name	Age	Business Address	Residence Address

Richard J. Lashley	56	PL Capital, LLC 67 Park Place East Suite 675 Morristown, NJ 07960	2 Trinity Place Warren, NJ 07059
William A. Houlihan	59	Same as residence	92 Bonnie Way Allendale, NJ 07421

B.           Principal Occupation or Employment and Qualifications of Proposed Nominees

Richard J. Lashley:
Since 1996 Mr. Lashley has been a principal and managing member of PL Capital, LLC and its affiliates.  PL Capital is an investment firm specializing in community banks and thrifts.  He has served on a number of bank and thrift boards since co-founding PL Capital.  Prior to 1996, Mr. Lashley was a CPA at KPMG, where he specialized in providing professional advisory and auditing services to banks and thrifts.

William A. Houlihan:
Mr. Houlihan currently serves as a board member of three publicly-traded companies (Five Oaks Investment Corp., a mortgage REIT;  Tiptree Financial Inc., a financial services company; and First Physicians Capital Group, Inc., a health care investment company).  From 2001 to 2014 he previously served as a board member and/or senior executive of numerous private and publicly-traded companies and banks, including CFO of three bank holding companies and/or banks.  At various times from 1981 to 2007 Mr. Houlihan was also an investment banker at various investment banking firms, where he specialized in financial institutions.

Mr. Palmer believes that Mr. Lashley and Mr. Houlihan would both be deemed “independent” under the NASDAQ Marketplace Rules.  Mr. Palmer also believes that Mr. Lashley and Mr. Houlihan would both qualify as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission (SEC) and the NASDAQ Marketplace Rules.

Mr. Lashley’s investment, finance and accounting background, combined with his prior experience on various bank boards and extensive knowledge of the banking industry, qualify him to serve on the Company’s board of directors.  Specifically, his extensive experience with, and understanding of, financial, accounting and strategic issues will allow him to provide the board with valuable recommendations and ideas.

Mr. Houlihan’s extensive financial services investment banking background, extensive experience as CFO or other senior executive of various public and private companies, combined with his extensive public and private company board experience and extensive knowledge of the banking industry, qualify him to serve on the Company’s board of directors.  Specifically, his extensive experience with, and understanding of, financial, accounting and strategic issues will allow him to provide the board with valuable recommendations and ideas.

Furthermore, the role of an effective director inherently requires certain personal qualities, such as integrity, as well as the ability to comprehend, discuss and critically analyze materials and issues that are presented so that the director may exercise judgment and reach conclusions in fulfilling his duties and fiduciary obligations.  Mr. Palmer believes that the background and expertise of each of Mr. Lashley and Mr. Houlihan, as set forth herein, evidence those abilities and are appropriate to their serving on the Company’s board of directors.

C.           Shares Owned Either Beneficially or Of Record

Name of Nominee	Class	Amount

Richard J. Lashley	Common	1,246,929*

William A. Houlihan	Common	0

_______
* Includes 4,000 shares held in his name and 1,242,929 shares beneficially owned by the PL Capital Group as defined in Appendix B.

D.           Interest of Certain Persons in Matters to be Acted Upon

Except as otherwise set forth herein, Mr. Lashley is not, nor has he been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as otherwise set forth herein, Mr. Lashley does not have, nor do any of his associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Except as otherwise set forth herein, Mr. Houlihan is not, nor has he been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as otherwise set forth herein, Mr. Houlihan does not have, nor do any of his associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

E.           Other Information

Directorships of Other Publicly Owned Companies

Except as noted below, neither Mr. Lashley nor Mr. Houlihan is presently serving as a director of any corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act, or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Houlihan is currently serving as a director of:

●	Tiptree Financial Inc.

●	Five Oaks Investment Corp.

●	First Physicians Capital Group, Inc.

Material Proceedings Adverse to the Company

To the knowledge of Mr. Palmer and the nominees, there are no material proceedings to which the nominees, or any of their associates, is a party adverse to the Company or any of its subsidiaries, and neither the nominees nor any of their associates has a material interest adverse to the Company or any of its subsidiaries.

Transactions In Common Stock

The transactions listed in Appendix A are the only transactions during the past two years with regard to the Common Stock made by Mr. Palmer, the PL Capital Group and the nominees.  From time to time the PL Capital Group used margin account loans in connection with their transactions in Common Stock.  Neither Mr. Palmer nor the nominees used margin loans in connection with their transactions, if any, in the Common Stock.

Mr. Houlihan does not own any shares of Common Stock, and has not had any transactions in the Common Stock during the past two years.

Arrangements or Understandings with Other Persons

Mr. Lashley has agreements with the PL Capital Group, whereby he is indemnified for certain liabilities he may incur in connection with his duties, which includes the intended solicitation of proxies for use at the 2015 Annual Meeting of Stockholders of the Company.

The PL Capital Group has also agreed to indemnify Mr. Houlihan for any liabilities he may incur in connection with the intended solicitation of proxies for use at the 2015 Annual Meeting of Shareholders of the Company.

The PL Capital Group will also reimburse Mr. Lashley and Mr. Houlihan for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the 2015 Annual Meeting of Shareholders of the Company.

To Mr. Lashley’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.

To Mr. Houlihan’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.

As of the date of this letter, neither Mr. Palmer nor the PL Capital Group has formally retained any person or firm to make solicitations or recommendations to stockholders for the purpose of assisting in the election of the nominees as directors.

Other than the parties named herein, who hold 1,247,179 shares of Common Stock in the aggregate, no other stockholder is known to the nominator or the nominees to be voting for the nominees.

Absence of any Family Relationships

Neither Mr. Lashley nor Mr. Houlihan has any family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings

To the knowledge of Mr. Lashley, and based on information in his possession:

a.  Since January 1, 2013, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Lashley and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Lashley.  In addition, since January 1, 2013, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer.

b.  Mr. Lashley has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.  Since January 1, 2013, Mr. Lashley has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.  Since January 1, 2013, Mr. Lashley has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or his right to be associated with persons engaged in any such activity.

e.  Since January 1, 2013, Mr. Lashley has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (“SEC”) or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

To the knowledge of Mr. Houlihan, and based on information in his possession:

a.  Since January 1, 2013, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Houlihan, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Houlihan.  In addition, since January 1, 2013, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer.

b.  Mr. Houlihan has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.  Since January 1, 2013, Mr. Houlihan has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the CFTC or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.  Since January 1, 2013, Mr. Houlihan has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or his right to be associated with persons engaged in any such activity.

e.  Since January 1, 2013, Mr. Houlihan has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions

To the best knowledge of Mr. Lashley, and based on information in his possession, since the beginning of the Company’s last fiscal year, neither Mr. Lashley nor any member of his immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither Mr. Lashley nor any member of his immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

To the best knowledge of Mr. Houlihan, and based on information in his possession, since the beginning of the Company’s last fiscal year, neither Mr. Houlihan nor any member of his immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither Mr. Houlihan nor any member of his immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

Section 16 Compliance

Mr. Lashley is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

Mr. Houlihan is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

(2)           As to the Nominator—John W. Palmer:

A.           Name and Residence Address

John W. Palmer
4216 Richwood Court
Naperville, IL  60540

Mr. Palmer is engaged in various interests, including investments, through PL Capital Group and its affiliates.

B.           Record and Beneficial Ownership of the Nominator

Mr. Palmer is the owner of record of 250 shares of the Company’s Common Stock and may be deemed to beneficially own an additional 1,242,929 shares of the Common Stock as part of the PL Capital Group, or 8.8% of the total shares outstanding, as detailed in the PL Capital Group’s beneficial ownership of Common Stock included in Appendix B.

* * * * * *

The PL Capital Group

Mr. Palmer and Mr. Lashley are members of the “PL Capital Group,” which currently consists of the following persons and entities with regard to its holdings in the Company:

●	Financial Edge Fund, L.P., a Delaware limited partnership (“Financial Edge Fund”).

●	Financial Edge-Strategic Fund, L.P., a Delaware limited partnership (“Financial Edge Strategic”).

●	PL Capital/Focused Fund, L.P., a Delaware limited partnership (“Focused Fund”).

●	PL Capital, LLC, a Delaware limited liability company and General Partner of Financial Edge Fund, Financial Edge Strategic and Focused Fund (“PL Capital”).

●	Goodbody/PL Capital, L.P., a Delaware limited partnership (“Goodbody/PL LP”).

●	Goodbody/PL Capital, LLC, a Delaware limited liability company and General Partner of Goodbody/PL LP (“Goodbody/PL LLC”).

●	PL Capital Advisors, LLC, a Delaware limited liability company and the investment advisor to Financial Edge Fund. Financial Edge Strategic, Goodbody/PL LP and the Focused Fund (“PL Capital Advisors”).

●	John Palmer and Richard Lashley, Managing Members of PL Capital, PL Capital Advisors and Goodbody/PL LLC.

●	Richard Lashley, as an individual.

●	John Palmer, as an individual.

The business address of Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital, PL Capital Advisors, Goodbody/PL LP, Goodbody/PL LLC, John Palmer and Richard Lashley is:  c/o PL Capital, 47 E. Chicago Avenue, Suite 336, Naperville, Illinois 60540.  Each of Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital, PL Capital Advisors, Goodbody/PL LP and Goodbody/PL LLC are engaged in various interests, including investments.

If the Company’s board of directors or a committee thereof believes this notice is incomplete or otherwise deficient in any respect, please contact Mr. Palmer immediately so that he may promptly address any alleged deficiencies.

Sincerely, /s/ John W. Palmer John W. Palmer

Appendix A

Transactions in Common Stock in the Past Two Years

The transactions listed below are the only transactions during the past two years with regard to the Common Stock made by Mr. Palmer, the PL Capital Group and the nominees.  Mr. Houlihan does not own any shares of Common Stock, and has not had any transactions in the Common Stock during the past two years.

Financial Edge Fund, LP
Transaction Date	Number of Shares (Sold) Purchased
10/18/2012	500
11/13/2012	2,614
11/14/2012	8,000
11/15/2012	1,100
08/27/2013	3,600
01/29/2014	4,663
02/05/2014	16,000
02/07/2014	5,000
02/10/2014	9,180
02/18/2014	(2,500)
03/14/2014	2,676
03/17/2014	2,488
03/18/2014	649
03/18/2014	1,100
03/21/2014	5,200
03/21/2014	9,117
03/24/2014	19,000
03/26/2014	4,600
03/26/2014	23,813
03/27/2014	18,000
03/28/2014	3,280
03/28/2014	3,100
04/04/2014	2,300
04/09/2014	5,200
04/10/2014	2,900
04/11/2014	2,152
04/14/2014	5,900
04/14/2014	47,100
04/14/2014	1,000
04/28/2014	846
05/01/2014	7,068
05/01/2014	3,900
05/05/2014	3,548
05/06/2014	6,984
05/15/2014	7,000
05/16/2014	2,860
05/21/2014	4,504
05/22/2014	71,000
06/04/2014	4,500
06/05/2014	6,500
06/18/2014	3,436
10/14/2014	12,000

Appendix A – Page 1

Financial Edge-Strategic Fund, LP
Transaction Date	Number of Shares (Sold) Purchased
11/14/2012	3,700
08/27/2013	1,500
12/11/2013	2,485
01/29/2014	2,000
01/30/2014	9,000
01/31/2014	16,000
02/04/2014	12,661
02/05/2014	158
02/05/2014	5,000
03/21/2014	5,000
03/21/2014	9,000
03/24/2014	8,800
03/27/2014	9,551
04/09/2014	2,100
04/10/2014	4,968
04/14/2014	20,000
05/01/2014	4,000
05/15/2014	3,719
05/22/2014	29,592
06/04/2014	2,000
06/05/2014	2,400
10/14/2014	6,200

Goodbody/PL Capital, LP
Transaction Date	Number of Shares (Sold) Purchased
11/14/2012	2,700
11/16/2012	804
08/27/2013	1,200
08/28/2013	300
01/29/2014	1,500
02/05/2014	4,000
03/24/2014	7,100
03/27/2014	5,000
04/09/2014	1,700
04/14/2014	11,700
05/01/2014	2,000
05/15/2014	2,000
05/22/2014	25,000
06/04/2014	1,800
06/05/2014	2,327
10/14/2014	34,000

Appendix A – Page 2

PL Capital/Focused Fund, LP
Transaction Date	Number of Shares (Sold) Purchased
11/14/2012	2,391
08/27/2013	887
01/28/2014	118
01/29/2014	1,000
02/03/2014	536
03/24/2014	5,231
03/27/2014	3,200
04/09/2014	1,000
04/14/2014	7,600
04/25/2014	3,300
05/01/2014	2,000
05/15/2014	1,400
05/22/2014	12,000
06/04/2014	1,509
06/05/2014	1,200
06/18/2014	1,200
10/14/2014	2,000

Richard Lashley
Transaction Date	Number of Shares (Sold) Purchased
10/14/2014	4,000

John W. Palmer
Transaction Date	Number of Shares (Sold) Purchased
9/18/2014	200
9/18/2014	50

Appendix A – Page 3

Appendix B

Listed below are the current holdings of shares of Common Stock of Mr. Palmer, the PL Capital Group and the nominees.  Mr. Houlihan does not own any shares of Common Stock, and he expressly disclaims beneficial ownership of any securities held by the PL Capital Group.

Name and Address	Shares Held Beneficially	Percent of Class	Shares Held By Non-Participant Associates
Richard Lashley 2 Trinity Place Warren, NJ 07059	1,246,929(1)	8.8%	0
John Palmer 4216 Richwood Court Naperville, IL 60540	1,243,179(2)	8.8%	0
PL Capital, LLC 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	1,017,825(3)	7.2%	0
PL Capital Advisors, LLC 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	1,242,929(4)	8.8%	0
Financial Edge Fund, LP 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	639,985	4.5%	0
Financial Edge-Strategic Fund, LP 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	257,699	1.8%	0
PL Capital/Focused Fund, LP 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	120,141	0.8%	0
Goodbody/PL Capital, LLC 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	225,104(5)	1.6%	0
Goodbody/PL Capital, LP 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	225,104	1.6%	0
Mr. William A. Houlihan 92 Bonnie Road Allendale, NJ 07421	0	0	0

(1) Includes 1,242,929 shares held by Financial Edge Fund LP, Goodbody/PL Capital LP, PL Capital/Focused Fund LP and Financial Edge-Strategic Fund LP; and 4,000 shares held by Mr. Lashley as an individual.

(2) Includes 1,242,929 shares held by Financial Edge Fund LP, Goodbody/PL Capital LP, PL Capital/Focused Fund LP and Financial Edge-Strategic Fund LP; and 250 shares held by Mr. Palmer directly as an individual.

(3) Includes 1,017,825 shares held by Financial Edge Fund LP, PL Capital/Focused Fund LP and Financial Edge-Strategic Fund LP.

(4) Includes 1,242,929 shares held by Financial Edge Fund LP, Goodbody/PL Capital LP, PL Capital/Focused Fund LP and Financial Edge-Strategic Fund LP.

(5) Includes 225,104 shares held by Goodbody/PL Capital LP

Appendix B

CONSENT OF PROPOSED NOMINEE

I, Richard J. Lashley, hereby consent to be named in the proxy statement of John W. Palmer and the PL Capital Group to be used in connection with its solicitation of proxies from the shareholders of Metro Bancorp, Inc. for use in voting at the 2015 Annual Meeting of Shareholders of Metro Bancorp, Inc. and I hereby consent and agree to serve a director of Metro Bancorp, Inc. if elected at such Annual Meeting.

/s/ Richard J. Lashley Richard J. Lashley

Dated:  October 16, 2014

CONSENT OF PROPOSED NOMINEE

I, William A. Houlihan, hereby consent to be named in the proxy statement of John W. Palmer and the PL Capital Group to be used in connection with its solicitation of proxies from the shareholders of Metro Bancorp, Inc. for use in voting at the 2015 Annual Meeting of Shareholders of Metro Bancorp, Inc. and I hereby consent and agree to serve a director of Metro Bancorp, Inc. if elected at such Annual Meeting.

/s/ William A. Houlihan William A. Houlihan

Dated:  October 16, 2014